     As filed with the Securities and Exchange Commission on July 17, 1997
                                                      Registration No. 333-_____

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            -------------------------

                           WESTERN DIGITAL CORPORATION
             (Exact name of Registrant as specified in its charter)

          DELAWARE                                               95-2647125
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                            -------------------------

                            8105 IRVINE CENTER DRIVE
                            IRVINE, CALIFORNIA 92618
                                 (714) 932-5000
               (Address, including zip code, and telephone number,
        including area code, of Registrant's principal executive offices)

                            -------------------------

                           WESTERN DIGITAL CORPORATION
                             NON-EMPLOYEE DIRECTORS
                               STOCK-FOR-FEES PLAN

                           WESTERN DIGITAL CORPORATION
                           DEFERRED COMPENSATION PLAN
                              (Full title of plans)

                            -------------------------

                              MICHAEL A. CORNELIUS
                VICE PRESIDENT LAW & ADMINISTRATION AND SECRETARY
                           WESTERN DIGITAL CORPORATION
                            8105 IRVINE CENTER DRIVE
                            IRVINE, CALIFORNIA 92618
                                 (714) 932-5000
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                            -------------------------

                         CALCULATION OF REGISTRATION FEE

================================================================================================
                                                          PROPOSED    PROPOSED
                                                          MAXIMUM      MAXIMUM
                                             AMOUNT       OFFERING    AGGREGATE       AMOUNT OF
            TITLE OF SECURITIES              TO BE        PRICE PER   OFFERING      REGISTRATION
             TO BE REGISTERED             REGISTERED(1)     SHARE      PRICE (2)         FEE
------------------------------------------------------------------------------------------------
   DEFERRED COMPENSATION OBLIGATIONS (3)    $700,000        $1.00      $700,000        $212.12
================================================================================================

         (1) This Registration Statement is filed for up to $700,000 in Deferred Compensation Obligations of the Registrant pursuant to its Non-Employee Directors Stock-For-Fees Plan, which by its terms includes unsecured obligations of the Registrant to pay, in the future, deferred compensation in the form of shares of its Common Stock or cash in accordance with the terms of the Western Digital Corporation Deferred Compensation Plan.

         (2) Estimated solely for purposes of calculating registration fees.

         (3) In addition to the Deferred Compensation Obligations registered hereunder, 400,000 shares of Common Stock were previously registered on the Registrant's Form S-8 Registration Statement No. 33-60168, filed with the Securities and Exchange Commission on March 29, 1993, with respect to the Registrant's Non-Employee Directors Stock-For-Fees Plan (includes 200,000 shares of Common Stock registered on the Form S-8 Registration Statement and 200,000 shares of Common Stock registered on the Form S-8 Registration Statement pursuant to Rule 416 in connection with the Registrant's Stock dividend of one share for each share outstanding on May 20, 1997).

                                  INTRODUCTION

         This Registration Statement on Form S-8 is filed by Western Digital Corporation, a Delaware corporation (the "COMPANY"), relating to $700,000 in Deferred Compensation Obligations issuable under the Company's Non-Employee Directors Stock-For-Fees Plan (the "PLAN"), and administered and paid in accordance with the terms and provisions of the Company's Deferred Compensation Plan, to Non-Employee Directors (as defined in the Plan) of the Company electing to receive deferred compensation in the form of cash or the Company's common stock, par value $.01 per share (the "COMMON STOCK") in lieu of any or all of the annual retainer fees and meeting attendance fees otherwise payable in cash or Common Stock to such Non-Employee Director under the Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

         * Information required by Part 1 of Form S-8 to be contained in the
Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the Note to Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which previously have been filed by the Company with the Securities and Exchange Commission (the "COMMISSION"), are incorporated herein by reference and made a part hereof:

         (i) The Company's Annual Report on Form 10-K for the year ended June 29, 1996;

         (ii) The Company's Quarterly Reports on Form 10-Q for the quarters ended September 28, December 28, 1996, and March 29, 1997; and

         (iii) The description of the Company's Common Stock contained in the Company's Registration Statement on Form S-1 (Registration No. 33-54968), including any amendment or report filed for the purpose of updating such description.

         All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "EXCHANGE ACT") subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

         For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Directors of the Company who are not employees of the Company or any subsidiary of the Company ("ELIGIBLE DIRECTORS") are eligible to participate in the Plan.

         For each calendar year beginning with 1997, one-half of the annual retainer fee payable to each Eligible Director shall be paid in the form of Common Stock rather than cash. Each Eligible Director may elect to receive Common Stock in lieu of any or all of (i) the remaining half of the annual retainer fee otherwise payable to him or her in cash for that calendar year, and/or (ii) the meeting attendance fees otherwise payable to him or her in cash for that calendar year (the "ELECTION"). At the time of the Election an Eligible Director may also elect to defer the receipt of any cash or stock annual retainer or meeting fees to be paid during the calendar year to which the Election applies (the "DEFERRAL"). The Deferral shall not change the form (cash versus Common Stock) in which the fee is to be paid at the end of the deferral period, notwithstanding the fact that during the deferral period fees ultimately payable in Common Stock may be general unsecured obligations of the Company. The Company shall pay a 15% Common Stock premium to each Eligible Director who elects to defer annual retainer or meeting fees to be received in Common Stock. Any premium Common Stock shall be subject to the same deferral election, and deliverable to the Eligible Director on the same terms, as the Common Stock upon which the premium is paid.

         Deferral of Eligible Directors' fees, whether payable in cash or Common Stock and including any premiums shall be administered pursuant to the Company's Deferred Compensation Plan, as amended from time to time (the "DEFERRED PLAN"). The Company's obligations to pay to Eligible Directors the cash or Common Stock deferred under the Plan and the Deferred Plan are referred to herein as the "OBLIGATIONS."

         Upon deferral, an unfunded deferred cash account (for deferred cash) ("DEFERRED CASH ACCOUNT") or stock equivalent account (for stock) ("STOCK EQUIVALENT ACCOUNT"), in the Eligible Director's name, will be credited with a cash balance deferred or an appropriate number of Common Stock equivalents (equal in value to the amount of cash compensation being replaced by Common Stock together with the 15% premium divided by the Fair Market Value (as defined below) of the Common Stock) on the first trading day of the calendar year for which the annual retainer is being paid (or January 9 in the case of 1997) or, in the case of an annual retainer being paid to a newly appointed or elected Eligible Director for a partial year, on the date such Eligible Director joins the Board of Directors.

         The number of shares of Common Stock issuable in lieu of cash meeting fees shall be determined by dividing the amount of cash fees being replaced by Common Stock by the Fair Market Value of the Common Stock on the date of the meeting for which the fee is paid.

         The "FAIR MARKET VALUE" of the Common Stock as of any issuance or deferral date shall be the closing price of the Common Stock on the New York Stock Exchange ("NYSE")(or another national stock exchange or the Nasdaq National Market, if the Common Stock trades thereon but not on the NYSE) as of such date (or, if no such shares were traded on such date, as of the next preceding day on which there was such a trade, provided that the closing price on such preceding date is not less than 100% of the fair market value of the Common Stock, as determined in good faith by the Company, on the date of issuance). If at any time the Common Stock is no longer traded on a national stock exchange or the Nasdaq National Market, the Fair Market Value of the Common Stock as of any issuance date shall be as determined by the Company in good faith in the exercise of its reasonable discretion.

         Deferred Cash Accounts are credited monthly, at the end of each month, with an amount equal to the account balance multiplied by one-twelfth of the applicable annual interest rate determined prior to the beginning of each year by the Board of Directors or a committee appointed by the Board.

         Stock Equivalent Accounts are credited from time to time with dividend equivalents if dividends are paid on Common Stock. Appropriate adjustments will be made to Stock Equivalent Account balances to reflect any stock split-up, stock dividend, combination or reclassification with respect to Common Stock, or the consolidation, merger or sale of all or substantially all of the assets of the Company.

         The balance in a deferral account will generally be paid to an employee only upon retirement, death, disability or other termination of employment or upon a specified change in control of the

Company. Retirement payments shall begin upon severance from an Eligible Director's directorship with the Company or any of its subsidiaries, or after the later of (a) attainment of age seventy or, (b) in the discretion of the Board of Directors or a committee appointed by the Board, an age later than age seventy.

         In connection with his or her initial Deferral an Eligible Director shall elect to receive benefits upon retirement from his or her Deferred Cash Account in a single lump sum or in equal monthly payments over a period of 60, 120, 180 or 240 months. The Eligible Director may change his or her election to an allowable alternative payout period, provided the change in election is submitted at least three years prior to the Eligible Director's retirement and is accepted by the Board of Directors or a committee appointed by the Board in its sole discretion. All distributions from a Stock Equivalent Account shall be made in a single lump sum at the time the distribution is to commence. If an Eligible Director dies after retirement but before the account balance has been paid in full, the unpaid payments shall continue and be paid to the beneficiary designated by the Eligible Director pursuant to the Deferred Plan requirements
(a) over the remaining period or (b) in a single lump sum if requested by the beneficiary and allowed in the sole discretion of the Board of Directors or a committee appointed by the Board. If the Eligible Director dies before he or she retires the Eligible Director's beneficiary shall receive an amount equal to the Eligible Director's account balances. An Eligible Director who is determined by the Board of Directors or a committee appointed by the Board to be suffering from a disability, shall be excused thereafter from making deferrals committed pursuant to his or her Election for the fiscal year of the Plan (the "PLAN YEAR") during which the Eligible Director first suffers the disability.

         Subject to certain limitations, an Eligible Director participating in the Deferred Plan may also elect to receive a future "SHORT-TERM PAYOUT" from such Plan. The election of a Short-Term Payout must be made at the time the Eligible Director makes an Election. The Short-Term Payout shall be a lump sum payment in an amount that is equal to the annual deferral amount for the year for which the Short-Term Payout was elected, plus interest, if any. Subject to the other terms and conditions of the Deferred Plan, each Short-Term Payout elected shall be paid within 60 days of the first day of the Plan Year that is a number of years (not less than three, as specified by the Eligible Director) after the first day of the Plan Year in which the deferral amount is actually deferred.

         If an Eligible Director experiences an extraordinary and unforeseeable financial emergency that arises as a result of events beyond the control of the Eligible Director and that places an immediate and heavy financial need that cannot be relieved by certain other resources of the Eligible Director, as specified in the Deferred Plan, the Eligible Director may petition the Board of Directors or a committee appointed by the Board to (a) suspend any deferrals required to be made by the Eligible Director or (b) receive a partial or full payout from the Deferred Plan, provided that any partial payout shall not exceed the portion of the Eligible Director's account balance attributable to other than Company Common Stock. Only one such withdrawal may be made in any 24 month period. If, subject to the sole discretion of the Board of Directors or a committee appointed by the Board, the petition for a suspension and/or payout is approved, suspension shall take effect upon the date of approval and any payout shall be made within 60 days of the date of approval.

         An Eligible Director may elect, at any time, to withdraw all of his or her Deferred Cash Account or Stock Equivalent Account balance prior to the time such balance is otherwise due and payable in whole or in part, subject to a 10% withdrawal penalty.

         The Obligations are not convertible into any other security of the Company. The Obligations will not have the benefit of a negative pledge or any other affirmative or negative covenant on the part of the Company. No trustee has been appointed having the authority to take action with respect to the Obligations, and each participant will be responsible for acting independently with respect to, among other things, the giving of notices, responding to any request for consents, waivers, or amendments pertaining to the Obligations, enforcing covenants, and taking action upon a default. The Plan will not make reports to recipients.

         The Deferred Plan is unfunded and the Obligations are unsecured general obligations of the Company to pay deferred compensation in the future in accordance with the terms of the Deferred Plan. The Obligations will rank equally with other unsecured and unsubordinated indebtedness of the Company from time to time outstanding. An Eligible Director's rights under the Obligations are not transferable other than by beneficiary designation, will or the laws of descent and distribution, and any such rights may be exercised during the lifetime of the Eligible Director only by him or her or by his or her guardian or legal representative.

         The Plan is administered by the Company, which has the power to construe the Plan, to resolve all questions arising under the Plan, to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable, and otherwise to carry out the terms of the Plan, but only to the extent not contrary to the express provisions of the Plan.

         The Board of Directors of the Company may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in any respect the Board of Directors may deem to be in the best interests of the Company; provided, however, that no such amendment shall be effective without approval of the stockholders of the Company if stockholder approval of the amendment is then required pursuant to the applicable rules of any securities exchange, or, in the opinion of the Company's counsel, any other law or regulation binding on the Company.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145(a) of the General Corporation Law of the State of Delaware (the "GCL") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

         Section 145(b) of the GCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted under similar standards to those set forth above, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

         Section 145 of the GCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsection (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against such officer or director and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

         As permitted by Section 102(b)(7) of the GCL the Company's Certificate of Incorporation provides that a director shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. However, such provision does not eliminate or limit the liability of a director for acts or omissions not in good faith or for breaching his or her duty of loyalty, engaging in intentional misconduct or knowingly violating the law, paying a dividend or approving a stock repurchase which was illegal, or obtaining an improper personal benefit. A provision of this type has no effect on the availability of equitable remedies, such as injunction or rescission, for breach of fiduciary duty.

         The Company's Bylaws require that directors and officers be indemnified to the maximum extent permitted by Delaware law.

         The Company may, from time to time, enter into indemnity agreements with each of its directors and officers requiring that the Company pay on behalf of each director and officer party thereto any amount that he or she is or becomes legally obligated to pay because of any claim or claims made against him or her because of any act or omission or neglect or breach of duty including any actual or alleged error or misstatement or misleading statement, which he or she commits or suffers while acting in his or her capacity as a director and/or officer of the Company and solely because of his or her being a director and/or officer. Under the GCL, absent such an indemnity agreement, indemnification of a director or officer is discretionary rather than mandatory (except in the case of a proceeding in which a director or officer is successful on the merits). Consistent with the Company's Bylaw provision on the subject, the indemnity agreements require the Company to make prompt payment of defense and investigation costs and expenses at the request of the director or officer in advance of indemnification, provided that the recipient undertakes to repay the amounts if it is ultimately determined that he or she is not entitled to indemnification for such expense and provided further that such advance shall not be made if it is determined that the director or officer acted in bad faith or deliberately breached his or her duty to the Company or its stockholders and, as a result, it is more likely than not that it will ultimately be determined that he or she is not entitled to indemnification under the terms of the indemnity agreement. The indemnity agreements make the advance of litigation expenses mandatory absent a special determination to the contrary, whereas under the GCL absent such an indemnity agreement, such advance would be discretionary. Under the indemnity agreement, the Company would not be required to pay or reimburse the director or officer for his or her expenses in seeking indemnification recovery against the Company. By the terms of the indemnity agreement, its benefits are not available if the director or officer has other indemnification or insurance coverage for the subject claim or, with respect to the matters giving rise to the claim, (i) received a personal benefit, (ii) violated Section 16(b) of the Exchange Act or analogous provisions of law, or (iii) committed certain acts of dishonesty. Absent the indemnity agreement, indemnification that might be made available to directors and officers could be changed by amendments to the Company's Certificate of Incorporation or Bylaws.

         The Company has a policy of directors' liability insurance which insures the directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

Exhibit No.       Description
-----------       -----------
          4.1     Amended and Restated Certificate of Incorporation of the
                  Company (incorporated by reference to Exhibit 3.4.1 to the
                  Company's Quarterly Report on Form 10-Q for the quarter ended
                  March 29, 1997, as filed with the Securities and Exchange
                  Commission on May 9, 1997).

          4.2     Bylaws of the Company (incorporated by reference to Exhibit
                  3.2.2. to the Company's Quarterly Report on Form 10-Q for the quarter ended March 29, 1997, as filed with the Securities and Exchange Commission on May 9, 1997).

          5.      Opinion of Gibson, Dunn & Crutcher LLP.

         10.1     Amended and Restated Western Digital Corporation Non-Employee
                  Directors Stock-For-Fees Plan (incorporated by reference to
                  Exhibit 10.21.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 29, 1997, as filed with the Securities and Exchange Commission on May 9, 1997).

         10.2 Western Digital Corporation Deferred Compensation Plan, as amended (incorporated by reference to Exhibit 10.10.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended
                  March 29, 1997, as filed with the Securities and Exchange
                  Commission on May 9, 1997).

         23.1     Consent of KPMG Peat Marwick LLP, independent auditors.

         23.2 Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5 hereto).

         24.      Power of Attorney (contained on signature page hereto).

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for a filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on July 10, 1997.

                                       WESTERN DIGITAL CORPORATION


                                       By:   /s/ Charles A. Haggerty
                                             -----------------------------------
                                             Charles A. Haggerty
                                             Chairman of the Board, President
                                             and Chief Executive Officer


                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints CHARLES A. HAGGERTY and MICHAEL A. CORNELIUS his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, with full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the date indicated.

   SIGNATURE                                              TITLE                             DATE
   ---------                                              -----                             ----
/s/ Charles A. Haggerty              Chairman of the Board, President and Chief        July 10, 1997
------------------------               Executive Officer (Principal Executive
   Charles A. Haggerty                                    Officer)

/s/ Duston M. Williams                 Senior Vice President, Chief Financial          July 10, 1997
------------------------             Officer (Principal Financial and Accounting
   Duston M. Williams                                   Officer)

/s/ James A. Abrahamson                                 Director                       July 10, 1997
------------------------
  James A. Abrahamson

/s/ Peter D. Behrendt                                   Director                       July 10, 1997
------------------------
   Peter D. Behrendt

/s/ I.M. Booth                                          Director                       July 10, 1997
------------------------
     I.M. Booth

                                                        Director                       July ___, 1997
------------------------
    Irwin Federman

/s/ Andre R. Horn                                       Director                       July 10, 1997
------------------------
     Andre R. Horn

/s/ Anne O. Krueger                                     Director                        July 10, 1997
------------------------
    Anne O. Krueger

                                                        Director
------------------------
    Thomas E. Pardun                                                                    July ___, 1997

                                  EXHIBIT INDEX

Exhibit No.        Description
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
  4.1              Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.4.1 to the Company's Quarterly Report on Form 10-Q for the
                   quarter ended March 29, 1997, as filed with the Securities and Exchange Commission on
                   May 9, 1997)

  4.2              Bylaws of the Company (incorporated by reference to Exhibit 3.2.2. to the Company's
                   Quarterly Report on Form 10-Q for the quarter ended March 29, 1997, as filed with the
                   Securities and Exchange Commission on May 9, 1997)

  5                Opinion of Gibson, Dunn & Crutcher LLP

 10.1              Amended and Restated Western Digital Corporation Non-Employee Directors Stock-For-Fees Plan
                   (incorporated by reference to Exhibit 10.21.1 to the Company's Quarterly Report on Form
                   10-Q for the quarter ended March 29, 1997, as filed with the Securities and Exchange
                   Commission on May 9, 1997)

 10.2              Western Digital Corporation Deferred Compensation Plan, as amended (incorporated by reference to Exhibit 10.10.1 to the Company's Quarterly Report on Form 10-Q for the
                   quarter ended March 29, 1997, as filed with the Securities and Exchange Commission on
                   May 9, 1997)

 23.1              Consent of KPMG Peat Marwick LLP, independent auditors

 23.2              Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5 hereto)

 24                Power of Attorney (contained on signature page hereto)
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